SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 31, 2000


                           MIDWAY AIRLINES CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

     000-23447                                         36-3915637
(Commission File Number)                    (IRS Employer Identification No.)

                           2801 Slater Road, Suite 200
                        Morrisville, North Carolina       27560
               (Address of principal executive offices) (Zip Code)


                                 (919) 595-6000
              (Registrant's telephone number, including area code)

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         Item 5.  Other Events.

         On March 31, 2000, the Company closed a $30 Million revolving loan (the "Credit Facility") with Reedy Creek Investments, LLC (the "Lender"), an entity which is wholly owned by James H. Goodnight, Ph.D. and John P. Sall. Loans made under the Credit Facility must be repaid on or before March 31, 2002 and the Company must make prepayments necessary to reduce the outstanding principal balance of loans made under the Credit Facility to $10 Million upon the earlier of September 30, 2000 or the date that the Company obtains the net proceeds from a public equity offering. The maximum amount available under the Credit Facility for borrowing after such date will be $10 Million. The Company's obligations under the Credit Facility are secured by the Company's interest in certain aircraft parts and tooling. At the time of the closing of the Credit Facility, the Lender agreed to cause Messrs. Goodnight and Sall to purchase certain amounts of shares to be offered by the Company in a shareholder rights offering as more fully described in sections of the Company's Report on Form 10-K for the year ended December 31, 1999 entitled "Control By Existing Shareholders" and "Subsequent Events".

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

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

                  10.1* Credit Agreement dated as of March 31, 2000 between Reedy Creek Investments, LLC and Midway Airlines Corporation

                  10.2 Revolving Credit Note dated March 31, 2000 by Midway Airlines Corporation in favor of Reedy Creek Investments, LLC.

         *Portions have been omitted pursuant to a request for confidential treatment. The confidential portions have been separately filed with the Securities and Exchange Commission.

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
                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                MIDWAY AIRLINES CORPORATION


                                                By:      /s/ Jonathan S. Waller
                                                         -----------------------
Dated:   April 13, 2000                                  Jonathan S. Waller
                                                         Senior Vice President

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